Exhibit 5.1

DLA Piper LLP (US) The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600 www.dlapiper.com T 410.580.3000 F 410.580.3001 DLA Piper LLP (US)

May 2, 2022

W. P. Carey Inc.

50 Rockefeller Plaza

New York, New York 10020

Re:	W. P. Carey Inc.

Ladies and Gentlemen:

We have acted as outside counsel to W. P. Carey Inc., a Maryland corporation (the “Company”), and have been requested to render this opinion in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the automatic shelf registration statement on Form S-3 (File No. 333-264613) prepared and filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on May 2, 2022 (as amended through the date hereof, excluding the documents incorporated by reference therein, the “Registration Statement”), including a base prospectus, dated May 2, 2022, included therein at the time the Registration Statement became effective (the “Base Prospectus”), and the prospectus supplement dated May 2, 2022 and filed by the Company with the Commission on May 2, 2022 pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”), for the offer, issue and sale of the Company's common stock, par value $0.001 per share (the "Common Stock"), pursuant to the equity sales agreement (the "Equity Sales Agreement") by and between the Company and each of Barclays Capital Inc., BMO Capital Markets Corp., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., BTIG, LLC, Capital One Securities, Inc., Fifth Third Securities, Inc., Jefferies LLC, JMP Securities LLC, J.P. Morgan Securities LLC, RBC Capital Markets, LLC, Regions Securities LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, each as sales agent, principal and/or forward seller (in such capacity, each, an “Agent,” and collectively, the “Agents”), and each of Barclays Bank PLC, Bank of Montreal, The Bank of New York Mellon, Bank of America, N.A., Jefferies LLC, JPMorgan Chase Bank, National Association, Regions Securities LLC, Royal Bank of Canada, The Bank of Nova Scotia and Wells Fargo Bank, National Association, each as forward purchaser (in such capacity, each a “Forward Purchaser,” and collectively, the “Forward Purchasers”), having an aggregate gross sales price not to exceed $1,000,000,000 (the “Securities”). This opinion is being provided at your request pursuant to Item 601(b)(5) of Regulation S-K, 17 C.F.R. §229.601(b)(5), in connection with the filing of a Current Report on Form 8-K by the Company with the Commission on or about the date hereof (the “Form 8-K”) and supplements our opinion, dated May 2, 2022, previously filed as Exhibit 5.1 to the Registration Statement.

In our capacity as the Company’s outside counsel, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a)           The charter of the Company, as in effect on the date hereof, represented by the Articles of Amendment and Restatement filed of record with the Maryland State Department of Assessments and Taxation (the “SDAT”) on June 15, 2017 (in the form attached to the Officer’s Certificate (as defined below)) (the “Charter”);

(b)           The Fifth Amended and Restated Bylaws of the Company, dated as of June 15, 2017 and as in effect on the date hereof (in the form attached to the Officer’s Certificate) (the “Bylaws”);

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(c)           The Registration Statement, including the Base Prospectus contained therein;

(d)           The Prospectus Supplement;

(e)           A certificate of an officer of the Company, dated as of the date hereof, as to certain factual matters (the “Officer’s Certificate”);

(f)            An executed copy of the Equity Sales Agreement (as attached to the Officer’s Certificate);

(g)           The form of terms agreement (each terms agreement, a “Terms Agreement”), included as an exhibit to the Equity Sales Agreement;

(h)           The form of forward confirmation (each forward confirmation, a “Forward Confirmation”), included as an exhibit to the Equity Sales Agreement;

(i)            A certificate of the Secretary of the Company, dated as of the date hereof, as to the resolutions adopted by the Company’s Board of Directors by written consent (the “Secretary’s Certificate”);

(j)            Written consent of the Board of Directors of the Company, dated April 29, 2022, adopting resolutions relating to, among other things, the (1) preparation and filing of the Registration Statement and the Base Prospectus and the issuance, offer and sale of the Securities (as attached to the Secretary’s Certificate) and (2) authorization, execution and delivery of the Equity Sales Agreement, the preparation and filing of the Prospectus Supplement and the final terms of the issuance, offer and sale of the Securities (as attached to the Secretary’s Certificate, the “Board Action”);

(k)           A short form good standing certificate with respect to the Company issued by the SDAT, dated as of a recent date; and

(l)            Such other documents as we have considered necessary to the rendering of the opinion expressed below.

In examining the Documents, and in rendering the opinion set forth below, we have assumed, without independent investigation, the following: (a) each of the parties to the Documents (other than the Company) has duly and validly authorized, executed and delivered each of the Documents to which such party (other than the Company) is a signatory and each instrument, agreement and other document executed in connection with the Documents to which such party (other than the Company) is a signatory and each such party's (other than the Company’s) obligations set forth in such Documents and each other instrument, agreement and other document executed in connection with such Documents, are its legal, valid and binding obligations, enforceable in accordance with their respective terms; (b) each natural person executing any Document and any other instrument, agreement and other document executed in connection with the Documents on behalf of any such party (other than the Company) is duly authorized to do so; (c) each natural person executing any Document and any other instrument, agreement and other document executed in connection with the Documents is legally competent to do so; (d) there are no oral or written modifications of or amendments or supplements to the Documents (other than such modifications or amendments or supplements identified above and attached to the Officer’s Certificate or the Secretary’s Certificate, as applicable) and there has been no waiver of any of the provisions of the Documents by actions or conduct of the parties or otherwise; and (e) all Documents submitted to us as originals are authentic, all Documents submitted to us as certified or photostatic copies or telecopies or portable document file (“.PDF”) copies conform to the original Documents (and the authenticity of the originals of such copies), all signatures on all documents submitted to us for examination (and including signatures on photocopies, telecopies and ..PDF copies) are genuine, all public records reviewed are accurate and complete, and the absence of other agreements or understandings among the parties that would modify the terms of the proposed transactions or the

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respective rights or obligations of the parties to the Documents. As to all factual matters relevant to the opinion set forth below, we have relied upon the representations and warranties made in the Equity Sales Agreement and in the Officer’s Certificate and the Secretary’s Certificate as to the factual matters set forth therein, which we assume to be accurate and complete, and on the written statements and representations of officers of the Company and of public officials and our review of the Documents. We further assume that the issuance, sale, amount, and terms of Securities to be offered from time to time by the Company will be authorized and determined at the time of issuance in accordance with the Board Action, the Charter and Bylaws and applicable law.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that the Securities have been duly authorized, and when and to the extent issued and delivered against payment therefor in accordance with the terms of the Equity Sales Agreement and the Board Action, will be validly issued, fully paid and non-assessable.

The opinion expressed above is subject to the following assumptions, exceptions, qualifications and limitations:

(a)           The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(b)           We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Maryland. This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland as currently in effect.

(c)           We express no opinion as to compliance with the securities (or “blue sky”) laws of any jurisdiction.

(d)           We have assumed that the Securities will not be issued or transferred in violation of the restrictions on transfer and ownership contained in Article VI of the Charter and that the Company will not issue any shares of capital stock other than the Securities.

(e)           This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

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We consent to the filing of this opinion with the Commission as an exhibit to the Current Report on Form 8-K and to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement relating to the Securities. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

DLA Piper LLP (US)